UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 18, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.      Entry into a Material Definitive Agreement

Intercompany DIP Credit Agreement

On May 18, 2017, GulfMark Offshore, Inc. (“GulfMark” or the “Company”) entered into the Senior Secured Super-Priority Debtor In Possession Credit Agreement (the “Intercompany DIP Agreement”) among the Company, as the borrower, GulfMark Rederi AS, a wholly-owned subsidiary of GulfMark (“Rederi”), as the lender, and DNB Bank ASA (“DNB”), as issuing bank.  Pursuant to the Intercompany DIP Agreement, Rederi will make available to the Company a senior secured super-priority term loan facility of up to $35 million to allow the Company to continue to operate its business and manage its properties as a debtor and a debtor-in-possession pursuant to the Company’s filing of a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Petition”).  The Company has requested that DNB issue letters of credit from time to time, to be cash collateralized using the proceeds of the term loans to be made under the Intercompany DIP Agreement. As security for the loans to be made under the Intercompany DIP Agreement, the Company has agreed to pledge 65% of its equity interests in GulfMark Capital, LLC, GulfMark Foreign Investments LLC and GM Offshore, Inc., each a wholly owned domestic subsidiary of the Company.

A copy of the Intercompany DIP Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Intercompany DIP Agreement is qualified in its entirety by the full text of such exhibit.

Second Amendment and Restatement Agreement

In order to provide funds to Rederi for purposes of making loans to GulfMark under the Intercompany DIP Agreement, on May 18, 2017, Rederi entered into the Second Amendment and Restatement Agreement (the “Second Amendment and Restatement Agreement”) among Rederi, as borrower, the other loan parties party thereto, the financial institutions listed therein as lenders, and DNB, as arranger and agent. Pursuant to the Second Amendment and Restatement Agreement, the parties amended and restated Rederi’s existing NOK 600,000,000 Secured Revolving Credit Facility Agreement, dated December 27, 2012 (as previously amended, supplemented and/or restated from time to time, and as amended and restated by the Second Amendment and Restatement Agreement, the “Amended and Restated DNB Facility”). Pursuant to the Amended and Restated DNB Facility, DNB has agreed to make available to Rederi an additional $35 million senior secured term loan facility (the “Term Loan Facility”).  To secure the Term Loan Facility, Rederi, a wholly owned subsidiary of GulfMark Norge AS (the “Norwegian Parent”), and GulfMark UK Ltd. (the “UK Guarantor”), a wholly owned subsidiary of GulfMark North Sea Limited (the “UK Parent”), have agreed to place mortgages in favor of DNB on certain additional previously unencumbered vessels owned by Rederi and certain other subsidiaries of GulfMark. In addition, the UK Parent and the Norwegian Parent pledged their shares in the UK Guarantor and Rederi, respectively, to DNB.

A copy of the Second Amendment and Restatement Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the Second Amendment and Restatement Agreement is qualified in its entirety by the full text of such exhibit.

RBS Forbearance Agreement

On May 19, 2017, GulfMark Americas, Inc. and GulfMark Management, Inc. entered into a forbearance agreement (the “RBS Forbearance Agreement”) with The Royal Bank of Scotland plc, as agent for the lenders (the “Agent”), relating to that certain Multicurrency Facility Agreement dated as of September 26, 2014 (as amended, supplemented and/or restated from time to time, the “RBS Facility Agreement”). Pursuant to the RBS Forbearance Agreement, the Agent agreed to waive the defaults and events of default specified in the RBS Forbearance Agreement and to forbear from exercising any rights or remedies under the RBS Facility Agreement as a result of any such defaults and events of default specified in the RBS Forbearance Agreement until the earlier of May 31, 2017 and the occurrence any of the early termination events specified in the RBS Forbearance Agreement. In addition, the Agent agreed in the RBS Forbearance Agreement to rescind, on a retrospective basis, during such period the provision in the RBS Facility Agreement that results in an automatic acceleration of the outstanding obligations, termination of the lending commitments and a requirement to cash-collateralize letters of credit in connection with the event of default arising as a result of the Company’s filing of the Bankruptcy Petition.

A copy of the RBS Forbearance Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The above description of the RBS Forbearance Agreement is qualified in its entirety by the full text of such exhibit.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description

10.1	Intercompany DIP Agreement dated May 18, 2017 among GulfMark, Rederi and DNB

10.2	Second Amendment and Restatement Agreement dated May 18, 2017 among Rederi, the other loan parties party thereto, the lenders party thereto and DNB

10.3	RBS Forbearance Agreement dated May 19, 2017 among GulfMark Americas, Inc., GulfMark Management, Inc. and the Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GulfMark has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell Executive Vice President & Chief Financial Officer